Exhibit 99.1
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COUNTRYWIDE HOME LOANS SERVICING LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWMBS, INC.
                         ALTERNATIVE LOAN TRUST 2002-6
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-10


         The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

         (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

         (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Joseph M. Candelario                               Dated: March 27, 2003

JOSEPH M. CANDELARIO
FIRST VICE PRESIDENT
AND COMPLIANCE OFFICER


/s/ Mark Wong                                          Dated: March 27,  2003

MARK WONG
SENIOR VICE PRESIDENT


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